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                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the registration of additional shares under the Intuit Inc. 1996 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated August 19, 1998, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG

Palo Alto, California
January 22, 1999